Exhibit 99(c)(2)

JUNE 29, 2009

Project Frequency

PRESENTATION TO THE SPECIAL COMMITTEE

STRICTLY PRIVATE AND CONFIDENTIAL

Table of Contents

1	Executive Summary
2	Review of Strategic Alternatives
3	Financial Analysis
4	Appendix

A Frequency Potential Buyer Profiles B Overview of Current Market Conditions C Frequency Overview D Selected Transactions E WACC Calculation

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

1	Executive Summary

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

1

Executive Summary

Executive Summary: The Situation to Date

On May 20, 2009, Frequency (“Frequency” or the “Company”) received an unsolicited initial non-binding indication of interest by Saunders Acquisition Corporation (“Saunders”) for an all cash acquisition of $2.35 per share

Saunders is comprised of President and CEO Barry Lipsky; Chief Financial Officer Frank Musto; Chief Operating Officer Toshihide Hokari; Chairman of the Board Howard Morgan; Director James Simons; a Bermuda investment company owned by a trust established by James Simons, Shining Sea Ltd.; and an investor, Marcy Lewis

Frequency’s Board of Directors formed a Special Committee (the “Committee”) to consider the merits of the indication of interest and engaged Oppenheimer & Co. (“Oppenheimer”) to act as its financial advisor

Oppenheimer is evaluating Saunders’ offer

Oppenheimer contacted each party that either previously submitted an indication of interest or expressed a desire to acquire the Company and informed them of our role as financial advisor in evaluating their respective proposals

Oppenheimer conducted an analysis of Frequency’s financial and operational performance

On June 12, 2009, Oppenheimer’s investment banking team met with Frequency’s management in Burlington, New Jersey for an initial information gathering session

On June 19, 2009, Oppenheimer and Frequency’s management held an additional due diligence conference call

Reviewed historical audited financial statements and a draft of the fiscal year 2009 10K

Reviewed financial forecasts, budgets, and estimates provided by Frequency’s management

Reviewed publicly available data on Frequency’s industry including information on its competitors

Reviewed other financial, operational and competitive data as provided by Frequency’s management

Oppenheimer will discuss its findings with respect to Frequency

An assessment of current M&A, credit and industry market conditions and their implications for Frequency

A review of Frequency’s business performance and impact to bid conditions

Frequency’s strategic alternatives

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

2

Executive Summary

Executive Summary: Considerations for the Special Committee

Current Market

Conditions

Capital markets and general economic conditions remain extremely challenging

Equity market valuations are down significantly, making multiples -based valuations less favorable than historical levels

Frequency’s stock price over the last 2 years is down approximately 58%1, as compared to the Russell Small Cap Index and its immediate peer group declining 39% and 43%, respectively

Credit markets remain substantially frozen, making debt financing for potential acquirors limited and expensive

Lack of debt financing is a major obstacle for new acquisitions despite lower valuations

– As a result, M&A activity has fallen dramatically in the last two years, with many of the transactions being marketed as a result of distressed or “forced” sellers

Frequency

Management forecasts a steady recovery in 2009 with additional upside potential in subsequent years

Current cash position remains strong

Financial projections underscore growth and improvement in the overall business The Committee should weigh this potential value against other issues facing the Company:

Execution risk – Management’s previous growth plans have not been achieved

Market risk – the economy and capital markets may continue to be challenging making execution of the business plan or future M&A more difficult

Competitive risk – Frequency’s products face competitive threats from Internet -based content and other multi-function handheld devices

1 Stock price performance measured from the two years prior to the May 29, 2009 13D filing. PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

3

Executive Summary

Executive Summary: Potential Buyer Update

Interested Party	Summary History	Feedback/Update
Saunders	> Submitted an unsolicited initial non-binding indication of interest for an all cash acquisition of $2.35 per share on May 20, 2009	> Frequency's Board of Directors has formed a Special Committee to evaluate the offer
AUA - Goya Family Office Steve Hardek	> Contacted the Company in late May 2009 > Exchanged draft non-disclosures with the Company > Ended conversations with the Company after the Saunders announcement	> Originally approached the Company based on valuation > Passive investors - they do not have or bring management > Would participate in a deal, but only with existing management > If approached by Saunders, he would consider partnering
PerAspera Holdings Ogden Hammond	> Contacted the Company in early 2009 regarding a potential acquisition of 100% of the Company's stock > Made a formal indication of interest for $2.00 - $2.50 per share in cash on March 20, 2009 > The indication was revised on March 25th and 26th to state they would not have a financing contingency in the offer > Signed a non-disclosure with the Company > Sent a letter on June 1, 2009 expressing their concern with conflicts with Saunders and further information requests	> Still interested in acquiring 100% of the stock > Understands the special committee process and would like a process timetable when available > Needs additional due diligence information > Stated he has the ability to finance the transaction and can potentially offer a higher price
Mike Strange	> Contacted the Company with an indication of interest after seeing the Saunders announcement	> Working with an investor group that is currently analyzing the public information > The investor group will decide if they should move ahead the week of June 29th > Would like a process timetable when available
Ectaco Represented by Milbank Roy Pierre-Georges Roy/Maurice Watkins	> Contacted the Company in the summer of 2008 about acquiring a substantial portion of the Company's assets > Signed a non-disclosure with the Company > Ectaco had numerous meetings and calls with management > Received significant due diligence information > Made formal indications of interest on September 10, 2008 with revisions on October 3rd and December 2nd > Spoke with Howard Morgan in January 2009 and verbally revised their offer to $2.15 in cash per share for 100% of the shares outstanding > Howard Morgan verbally replied indicating the need for a higher offer > Provided letters indicating they have the financing in March 2009 > Non disclosure agreement ended in March 2009	> Would still like to proceed with the transaction > Unsure if they can justify a $2.35 per share offer without more information > Will not be able to compete, nor do they want to compete for the Company against James Simons > Would like a process timetable when available

OPPENHEIMER
PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009
4

Executive Summary

Saunders Current Proposal

($ in millions, except per share data)

Management has the ability to draw down an additional $900K on the revolver without impacting peak working capital needs

Maximizing the draw down on the revolver provides Management with the ability to increase the purchase price by 10 cents per share

Trading Information

Frequency

Enterprise Value Current @ Deal

Share Price 6/26/2009 $2.15 $2.35

Fully Diluted Shares 8.6 8.7

Equity Market Value $18.5 $20.3

Plus: Debt, Preferred & MI 0.0 0.0

Less: Cash (12.0) (12.0)

Enterprise Value $6.5 $8.3

Multiple Analysis

LTM Revenue 0.1x 0.2x

LTM Adjusted EBITDA 1.9 2.4

2010 E EBITDA 1.8 2.3

2011 E EBITDA 1.2 1.5

Sources and Uses

Sources of Funds Amount Rate Percent

Bank Revolver (1) $0.6 LIBOR + 100 2.6%

Balance Sheet Cash 12.0 2.0% 55.0%

Management Roll—over 9.2 42.3%

Total Sources of Funds $21.8 100.0%

Uses of Funds

Purchase of Frequency Common Equity $20.3 93.1%

Transaction Costs 1.5 18.0% 6.9%

Total Uses of Funds $21.8 100.0%

1	Assumes removal of cash collateralized restriction on revolver per Management’s guidance.

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

5

2	Review of Strategic Alternatives

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

6

Review of Strategic Alternatives

Considerations as a Public Company

In addition to the financial aspect of a transaction, Oppenheimer would like to discuss with the Special Committee of Frequency the following:

Aspects of continuing to operate as a public company in the current economic climate

– Limited liquidity in Frequency shares

The Company has an average daily float under 6,500 shares, translating to a daily trading value of less than $14,000.

Attracting new investors to the story or allowing existing investors to achieve liquidity through the open market is extremely challenging.

Over 40% of the shares are held by insiders – add the top three institutional holders and it is over 60%

– Due to limited liquidity and recent financial performance, positive news and performance may not necessarily be reflected in the stock price

– Access to capital is limited, especially with the value of the public equity

– The recent economic slowdown has dramatically impacted the Company’s performance exacerbating the economic and time burdens of being public

Public company costs, including attorneys, auditors, Board fees, public D&O insurance, filing fees, Sarbanes -Oxley compliance, etc. add up to over $800,000 annually

– Financial transparency could hurt the Company’s reputation with customers and suppliers if the business does not improve

Business trends as discussed with Frequency Management

– Increasing usage of the Internet is replacing the functionality of the Company’s products

– Proliferation of wireless PDAs are marginalizing the products

Consumers desire one device for everything

– Innovation doesn’t allow for price increases

– Business growth is moving globally

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

7

Review of Strategic Alternatives

Strategic Alternatives

Sale of the Company

Maintain Current Operations

Sale to Existing Bidders Solicit Third Party Bidder

Plan Remain public company Solicit new/revised bids from recent Determine best process for Frequency

Maintain organic growth initiatives interested parties

Pros Eliminates current lawsuits Frequency isn’t forced to sell at this Frequency isn’t forced to sell at this

Most conservative choice point in time point in time

Gives shareholders potential for Shortest process with lowest risk of Obtains best valuation for Frequency

“upside” in the long-term by closing at this point in time

capitalizing on the current plan Interested parties are already Decreases litigation issue informed Allows shareholders to monetize

Allows shareholders to monetize investment

investment As a small public company, access to

As a small public company, access to capital is tightening

capital is tightening Eliminates public profile

Eliminates public profile

Cons Continued trend of increasing public May not obtain the highest valuation Limited number of logical suitors company expenses, especially for Frequency Management’s conflict of interest relative to current market

capitalization Litigation Time and commitment of

Many long-term shareholders are in management to market and sell the

Near-term declining business loss positions business

prospects

Capital markets recovery Potential for continued slide in

Stock volatility and liquidity issues financial performance during the sale remain process

Equity markets may continue to slide Capital markets recovery

Financial transparency could be Greater closing risk

detrimental with customers and

suppliers

Long-term liquidity still a concern

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

8

Review of Strategic Alternatives

Potential Buyers Matrix

Tier	Electronics U.S.	Electronics International	Education / Entertainment	Media / Other	Financial Buyers
1	ECTACO Royal Consumer Info	Group Sense Intl. IDT International Lexibook Holdings	LeapFrog Enterprises VTech Holdings		AUA LLC (Goya) ComVest Partners Harbour Group LLR PerAspera Holdings Mike Strange Trivest Partners Versa Capital
2			Encyclopedia Britannica Hasbro Mattel Noah Holdings		
Unlikely	Garmin Hewlett Packard Logitech Palm	Casio Nintendo Sega Sammy Holdings Seiko Holdings Sharp Sony Corporation		Pearson Scholastic	
Considered and excluded potential buyers:					
	Apple Audiovox Cobra Fischer Scientific Harman Lojack Motorola Rockford SanDisk Texas Instruments	Canon Citizens Holdings Hitachi LG Electronics Nam Tai Panasonic Parrot Philips Electronics Pioneer Samsung Sanyo Electric Siemens AG Toshiba Uniden		McGraw-Hill Random House Washington Post	

■ = Parties that have contacted Frequency.

OPPENHEIMER

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

9

Review of Strategic Alternatives

OpCo would conduct a market check in an expeditious fashion to minimize the disruption to the business and conclude the process in a timely manner

Process Recommendation

OpCo recommends identifying other potential buyers and conducting a market test to uncover additional interested parties while continuing dialogue with existing bidders

Increase options and reduce execution risk

Increase competition among bidders (or perception thereof) to improve negotiating leverage

Validate Saunders’ valuation of the Company

Minimize perception of conflicts of interest

Timing Event Parties

Week of 6/29 OpCo to present and review analysis with Special Committee and OpCo develop strategy and tactics

Identify and agree on potential bidders to include in market test SC, OpCo

Prepare marketing materials for market test OpCo

Weeks of 7/6 – 7/20 Contact potential bidders and solicit interest level OpCo

Provide diligence materials to interested parties OpCo

Week of 7/20 Prepare draft purchase and sale/merger agreement (“Agreement”) Counsel

Negotiate purchase price SC, OpCo

Week of 7/27 Negotiate Agreement All

Prepare draft HSR notification and report form Company, Counsel

Week of 8/3 Finalize Agreement All

Prepare draft press release SC, OpCo, Counsel

Render fairness opinion OpCo

Board meeting to approve Agreement SC, OpCo, Counsel

Execute Agreement and issue press release SC, Company

File HSR notification and report form Company, Counsel

SC = Special Committee, Company = Frequency, OpCo = Oppenheimer

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

3	Financial Analysis

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Financial Analysis

Financial Assumptions and Considerations

The five-year plan used in our analysis was developed by Frequency’s management team

The plan assumes moderate revenue growth in 2010 with growth accelerating beginning in 2011

Moderate improvement in gross margin forecasted throughout the projected periods

Oppenheimer scrutinized a wide range of companies and industries to determine the appropriate selected companies for our analysis

Reviewed companies with similar characteristics including product offering, distribution channels, size, growth, sales geography and business model

While there are no comps that would be considered a perfect Frequency peer, we’ve identified several companies in similar business lines, as well as other consumer electronics companies for our analysis

Based on these comparable companies, we’ve utilized the average of LTM revenue and EBITDA multiples as the basis for our analysis

The comparable companies have limited research coverage and/or are not projected to be profitable during the projected periods

– As a result, projected revenue, EBITDA and P/E multiples are not relevant metrics

The discounted cash flow analysis was based on management forecasts and includes Oppenheimer’s assumptions for the cost of capital and terminal value

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Financial Analysis

Financial Summary

($ in millions)

Historical and Projected Income Statement

	Actual		Estimated	Projected			
Fiscal Year End 03/31	2008	2009	2010	2011	2012	2013	2014
Sales	$60.6	$46.8	$47.7	$52.2	$57.5	$59.8	$62.2
Cost of Goods Sold	28.7	24.0	23.5	26.0	28.7	29.9	31.1
Gross Profit	31.9	22.8	24.2	26.2	28.8	29.9	31.1
SG&A	25.7	23.5	20.6	20.6	20.2	20.6	21.1
EBITDA	6.3	(0.7)	3.6	5.6	8.7	9.3	10.0
Depreciation & Amortization	3.2	3.1	1.7	2.1	2.1	2.1	2.1
EBIT	3.1	(3.8)	1.8	3.5	6.6	7.2	8.0
Interest Expense (Income), net	(0.1)	0.4	0.1	0.2	0.2	0.1	0.1
Other Non-Operating Expense	0.4	0.1	0.1	0.0	0.0	0.0	0.0
Pre-Tax Income	2.8	(4.3)	1.7	3.3	6.4	7.1	7.9
Provision for Taxes	0.2	2.8	0.1	0.3	0.4	2.8	3.1
Net Income	$2.5	($7.1)	$1.6	$3.0	$6.0	$4.3	$4.8

Budget Comparison

	2007			2008			2009		
Fiscal Year End 03/31	Actual	Budget	Difference	Actual	Budget	Difference	Actual	Budget	Difference
Sales	$52.2	$62.8	($10.6)	$60.6	$57.6	$3.0	$46.8	$56.6	($9.8)
Cost of Goods Sold	28.3	32.6	(4.2)	28.7	29.5	(0.9)	24.0	29.2	(5.2)
Gross Profit	$23.9	$30.3	($6.4)	$31.9	$28.0	$3.9	$22.8	$27.4	($4.6)
SG&A	22.9	24.9	(2.0)	25.7	23.2	2.5	23.5	23.8	(0.2)
EBITDA	$1.0	$5.4	($4.4)	$6.3	$4.9	$1.4	($0.7)	$3.6	($4.3)
Depreciation & Amortization	4.3	3.4	0.9	3.2	3.1	0.0	3.1	2.9	0.2
EBIT	(3.2)	2.0	(5.2)	3.1	1.7	1.4	(3.8)	0.7	(4.6)
Interest Expense (Income), net	(0.2)	(0.4)	0.2	(0.1)	(0.1)	(0.0)	0.4	0.1	0.3
Other Non-Operating Expense	0.1	0.0	0.1	0.4	(0.0)	0.4	0.1	0.0	0.1
Pre-Tax Income	(3.1)	2.4	(5.5)	2.8	1.8	1.0	(4.3)	0.6	(4.9)
Provision for Taxes	0.1	0.1	(0.0)	0.2	0.2	0.1	2.8	0.1	2.7
Net Income	($3.2)	$2.3	($5.5)	$2.5	$1.7	$0.9	($7.1)	$0.5	($7.7)

Source: Frequency management and public filings.

OPPENHEIMER

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

13

Financial Analysis

EBITDA Adjustments

($ in millions)

Fiscal Year 2009 Income Statement with EBITDA Adjustments

Sales $46,025

Revenue (Nuance-Actual & Seiko Last Year) 750

46,775

Cost of Sales 23,959

Gross Margin 22,816

Sales and Marketing 15,169

Research and Development 4,371

General and Administration 7,093

Severance

Total Operating Expenses 26,633

Operating Income (Loss) (3,817)

Interest Expense, Net 369

Other, Net 103

Incomet Before Income Tax (4,289)

Income Tax Provision (Benefit) 2,839

Net Income (Loss) ($7,128)

One time charges:

Severance $1,139

Rolodex Impairment 386

Deferred Tax Adjustment 2,700

Kreutzfeldt Write-off 721

Embedded Linguistic Solutions Write-off 36

Subtotal 4,982

Interest/Investment Loss 370

Depreciation and Amortization 2,717

Taxes 139

Subtotal 3,226

Anticipated Savings RIF 2,357

Adjusted EBITDA $3,437

Source: Frequency management.

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Financial Analysis

Preliminary Financial Analysis

Implied Per Share Equity Value Reference Ranges

Selected Companies (1)

Discounted Cash Flow Analysis (2)

Premiums Paid Analysis (3)

52 Week Trading Range

$0.00 $1.00 $2.00 $3.00 $4.00 $5.00

$2.56

$2.95

$4.00

$4.67

$1.01

[Graphic Appears Here]

$0.56

$2.16

Current Price $2.15

Offer Price $2.35

1	Based on +/- 15.0% of the median multiples in the selected companies analysis.
2	Assumes WACC of 18 – 20% and an EBITDA exit multiple of 3.3x – 4.5x.

3 Based on US transactions between 2006 – 2009 and deal values between $5 – $100 million. Transaction types exclude restructurings, repurchases, recapitalizations, tender offers, spin offs and split offs. Transactions exclude exchange traded funds, financial service firms, insurance companies and government related companies.

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Financial Analysis

Preliminary Financial Analysis Detail

($ in millions, except per share data)

Selected Companies Analysis

Financial Multiple Range (1) Enterprise Value Equity Value Per Share Amount

Statistic Low High Low High Low High Low High

LTM Revenue $46.8 0.2x 0.3x $9.1 $12.4 $21.2 $24.4 $2.44 $2.79

LTM Adjusted EBITDA (2) 3.4 3.3 4.5 11.4 15.4 23.4 27.4 2.68 3.11

Implied Reference Range $2.56 $2.95

Discounted Cash Flow Analysis

Discount Rate EBITDA Exit Multiple Equity Value Per Share Value

Low High Low High Low High Low High

Assumptions 18.0% 20.0% 3.3x 4.5x $36.2 $43.2 $4.00 $4.67

1	Based on +/- 15.0% of the median multiples in the selected companies analysis.
2	Includes adjustments for one time charges and pro forma for anticipated savings from work force reductions.

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Financial Analysis

Selected Publicly Traded Companies

(Figures in millions, except per share data)

Current

LTM price 52 week Market Enter. LTM LTM EV/ LTM EV/ LTM

Company Period 6/26/09 low — high value value Revenue EBITDA Revenue EBITDA

Consumer Electronics—Small Cap

Audiovox Corp. 2/28/2009 $6.34 $2.10 —$11.16 $145.2 $76.7 $603.1 ($2.0) 0.1x NM

Cobra Electronics 3/31/2009 $1.18 $0.75 — $3.19 $7.6 $23.1 $115.0 $6.0 0.2x 3.9x

Comarco 4/30/2009 $1.82 $0.54 — $4.29 $13.3 $0.8 $11.7 ($10.9) 0.1x NM

Group Sense International Ltd. 9/30/2008 HKD 0.17 HKD 0.08 —HKD 0.26 HKD 206.0 (HKD 30.7) HKD 805.9 (HKD 40.8) NM NM

IGO, Inc. 3/31/2009 $0.66 $0.49 — $1.32 $21.3 ($6.1) $72.7 $1.1 NM NM

IDT International 9/30/2008 HKD 0.19 HKD 0.09 —HKD 0.32 HKD 462.9 HKD 519.9 HKD 1,974.4 HKD 171.3 0.3x 3.0x

LeapFrog Enterprises 3/31/2009 $2.33 $0.57 —$10.63 $148.8 $63.4 $430.7 ($33.7) 0.1x NM

Lexibook Linguistic Electronic Systems 9/30/2008 € 8.80 € 3.02 —€ 15.00 € 9.7 € 32.4 € 42.3 € 3.5 0.8x 9.3x

Lojack Corp. 3/31/2009 $3.98 $2.53 — $9.77 $71.0 $37.5 $180.4 $12.2 0.2x 3.1x

Rockford Corp. 3/31/2009 $0.24 $0.18 — $1.23 $2.1 $17.4 $64.9 ($3.4) 0.3x NM

Uniden Corp 12/31/2008 ¥292 ¥106 — ¥579 ¥16,902 ¥19,743 ¥52,432 -¥3,969 0.4x NM

VTech Holdings 9/30/2008 HKD 53.00 HKD 18.50—HKD 54.40 HKD 13,015.6 HKD 11,901.9 HKD 12,372.6 HKD 1,879.4 1.0x 6.3x

Mean: 0.3x 5.1x

Median: 0.2x 3.9x

Frequency 3/31/2009 $2.15 $0.56 — $2.24 $18.5 $6.5 $46.8 ($0.7) 0.1x NM

Source: FactSet.

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Financial Analysis

Discounted Cash Flow Analysis

($ in millions, except per share data)

Fiscal Year End 03/31	6/09 - 3/10	Projected 2011	Projected 2012	Projected 2013	Projected 2014
Revenues	$36.8	$52.2	$57.5	$59.8	$62.2
EBITDA	3.1	5.6	8.7	9.3	10.0
Less: Depreciation	(0.5)	(1.7)	(1.7)	(1.7)	(1.7)
Less: Amortization	(0.8)	(0.4)	(0.4)	(0.4)	(0.4)
EBIT	1.8	3.5	6.6	7.2	8.0
Less: Income Taxes @ 39.5%	(0.7)	(1.4)	(2.6)	(2.9)	(3.2)
Unlevered After-Tax Income	1.1	2.1	4.0	4.4	4.8
Plus: Depreciation	0.5	1.7	1.7	1.7	1.7
Plus: Amortization	0.8	0.4	0.4	0.4	0.4
Less: Capital Expenditures	(1.1)	(1.5)	(1.5)	(1.5)	(1.5)
Less: Working Capital Investment	0.4	(0.4)	(0.5)	(0.2)	(0.2)
Free Cash Flow	$1.7	$2.3	$4.1	$4.8	$5.2

Terminal Value Based on EBITDA Multiple Exit Multiple in Year 5 (2014)	3.3 x EBITDA			3.9 x EBITDA			4.5 x EBITDA		
	18.0%	19.0%	20.0%	18.0%	19.0%	20.0%	18.0%	19.0%	20.0%
Discounted Free Cash Flows 6/09 - 2014	$10.7	$10.4	$10.1	$10.7	$10.4	$10.1	$10.7	$10.4	$10.1
Discounted Terminal Value	15.2	14.6	14.0	17.9	17.2	16.5	20.5	19.7	19.0
Enterprise Value	25.8	25.0	24.2	28.5	27.5	26.6	31.2	30.1	29.1
Less: Debt, Preferred & Minority Interest @ 03/31/09	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Plus: Cash @ 03/31/09	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0
Implied Equity Value	$37.9	$37.0	$36.2	$40.5	$39.6	$38.6	$43.2	$42.1	$41.1
Value of NOLs (1)	$8.2	$7.7	$7.2	$8.8	$8.2	$7.7	$9.3	$8.7	$8.2

Equity Value Based on EBITDA Multiple			
Discount Rate	EBITDA Terminal Multiple 3.3x	3.9x	4.5x
18.0%	$4.16	$4.42	$4.67
19.0%	4.08	4.32	4.57
20.0%	4.00	4.24	4.47

[1] Present value of impact of NOL carryforwards at Frequency, which will be subject to Sec. 382 limitations in a transaction.

OPPENHEIMER

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009 18

Financial Analysis

Premiums Paid Overview

Based on US transactions between 2006 – 2009 and deal values between $5 – $100 million

51 transactions total

Premiums Prior to Announcement (%)

1	Day 1 Week 1 Month Average

High 627.2% 380.0% 700.0% 569.1%

75th Percentile 69.4% 77.6% 110.8% 86.0%

Median 41.0% 42.0% 42.0% 41.7%

25th Percentile 8.7% 17.0% 22.9% 16.2%

Low 0.0% 0.0% 0.0% 0.0%

Premiums Paid Analysis

Share Range (2) Share Value

Price Low High Low High

1	Day Prior (3) $1.00 8.7% 69.4% $1.09 $1.69
1	Week Prior (3) 1.08 17.0% 77.6% 1.26 1.92
1	Month Prior (3) 0.82 22.9% 110.8% 1.01 1.73

Implied Reference Range $1.01 $1.92

1 Transaction types exclude restructurings, repurchases, recapitalizations, tender offers, spin offs and split offs. Transactions exclude exchange traded funds, financial service firms, insurance companies and government related companies.

2	Range represents 25th to 75th percentile of transaction premiums.
3	Base on closing stock prices prior to May 29, 2009.

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

4	Appendix

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

A Frequency Potential Buyer Profiles

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Frequency Potential Buyer Profiles

Casio Computer Co. Ltd. (Tokyo, Japan)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Manufactures and markets consumer products. The company operates in two segments, Electronics, and Electronic Components and Others. The Electronics segment includes electronic calculators, label printers, electronic dictionaries, digital cameras, electronic musical instruments, digital watches, analog watches, clocks, cellular phones, handy terminals, electronic cash registers, office computers, page printers, and data projectors. The Electronic Components and Others segment offers LCDs, bump processing consignments, TCP assembly and processing consignments, carrier tape, factory automation products, molds, and toys. The company operates in North America, Europe, and Asia. The Company was founded in 1957	> Consumer Electronics	> Mkt. Cap[1] > TEV[1] > Sales > EBITDA	2,507.8 2,668.8 5,819.1 564.2	> Consumer Electronics: 31.0% > Mobile Network Solutions: 22.5% > Timepieces: 11.7%
	Acquisition Activity		**Rationale/Comments**	
	> Few recent acquisitions		> Electronics segment has product overlap with Frequency > Cost and distribution synergies > Not historically acquisitive > Has the financial wherewithal	

ECTACO, Inc. (Long Island City, NY)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Develops, manufactures, and distributes handheld electronic dictionaries and translators, and translation software to consumer and government markets. It provides talking electronic dictionaries, non-talking electronic dictionaries, travel electronic phrase books and dictionaries, speech-to-speech electronic interpreters, and PDA electronic dictionaries, as well as text scanners, sunglasses, accessories, and bibles. It provides its products through a network of dealers and its sales offices in the United States and internationally. ECTACO, Inc. was founded in 1990	> Significant business overlap with Frequency	> Mkt. Cap > TEV > Sales > EBITDA	Private	> NA
	Acquisition Activity		**Rationale/Comments**	
	> NA		> Significant product overlap with Frequency > Appears to have a greater focus on translation technology (they also offer translation software) as a % of overall business > Higher price point product line > Sold through network of dealers and catalog/internet > Global distribution > Privately held – no sponsor investment	

1 As of 6/25/09, converted to USD from yen using current spot rate.

OPPENHEIMER
PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009 22

Frequency Potential Buyer Profiles

Encyclopedia Britannica (Chicago, IL / Luxemberg)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Provides learning and knowledge products in print and online in various categories such as literature, history, philosophy, and science; search and directory site that offers news, magazines, online tools, and dictionary and thesaurus. The company also provides disc-based encyclopedias in the English language; and NLT, which enables users to understand information in English, as well as access, understand, search, and process information in other languages. Encyclopaedia Britannica offers its products through a network of distributors. The company was founded in 1768.	> Significant content provider to Frequency	> Mkt. Cap > TEV > Sales > EBITDA	Private	> NA

Acquisition Activity	Rationale/Comments
> Acquired Merriam-Webster	> Owns Merriam-Webster > Provides content to Frequency > May be viewed by Encyclopedia Britannica as a means (or alternative medium) by which they could 'push' out more of its content > Privately owned by Safra, a European/Lebanese private banking family > US headquarters in Chicago, IL

Garmin Ltd. (Cayman Islands)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Designs, develops, manufactures, and markets GPS enabled products and other navigation, communication, and information products worldwide. Garmin's non-aviation products and consumer products are sold through independent dealers and distributors, and panel-mount aviation products are sold through aviation distributors worldwide. It has a strategic alliance with ASUSTeK Computer Inc. to design, manufacture, and distribute co-branded location-centric mobile phones	> Potential manufacturing synergies with all business segments	> Mkt. Cap[1] > TEV[1] > Sales > EBITDA	4,556.6 3,618.5 3,267.0 829.7	> Aviation – 9.3% > Outdoor/Fitness – 12.2% > Marine – 5.9% > Auto/Mobile – 72.6%

Acquisition Activity	Rationale/Comments
> Historically acquisitive	> Common distribution channels – big box retail > Distributes globally > Both focus on handheld electronic devices providing alternative to paper based resources > Potential cost and distribution synergies > Both utilize 3rd party content (satellite services or other mapping content similar to FEP's Merriam Webster and Encyclopedia Britannica) > Has the financial wherewithal

[1] As of 6/25/09 close.

OPPENHEIMER
PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009
23

Frequency Potential Buyer Profiles

Group Sense International Ltd. (Hong Kong, China)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Engages in the design, manufacture, sale, and trading of a range of electronic handheld products, as well as original design manufacturing products. It offers electronic dictionaries, smartphones, personal digital assistants, electronic organizers, and handheld email devices. In addition, the company involves in the provision of subcontracting services for electronic products; and property holding operations. Group Sense (International) sells its products primarily in Hong Kong, Mainland China, and other Asian countries; North America; Europe; and the Middle East. The company was founded in 1988	> Electric Handheld Products	> Mkt. Cap[1] > TEV[1] > Sales > EBITDA	26.6 -4.0 104.0 -5.3	> Electric Handheld Products – 64.0% > Original Design Manufacturing Products – 36%
	Acquisition Activity			**Rationale/Comments**
	> Few recent acquisitions			> 2/3 of business is in consumer electronic handheld devices including GPS and phones > Significant opportunity for top line synergies as most of GSLs sales are in Asia (less than 6% of sales out of N Amer and less than 2% out of Europe) > Vertically integrated with in-house manufacturing facilities > Financial wherewithal questionable – has cash on hand, but not currently cash flow positive

Hasbro Inc. (Pawtucket, RI)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Designs, manufactures, and markets of games and toys. The company principally provides children's and family leisure time and entertainment products and services. It offers various games, including traditional board, card, hand-held electronic, trading card, roleplaying, and DVD games, as well as electronic learning aids and puzzles. The company was founded in 1923	> Playskool handheld electronic learning devices	> Mkt. Cap[2] > TEV[2] > Sales > EBITDA	3,412.0 3,577.0 3,938.6 641.8	> NA
	Acquisition Activity			**Rationale/Comments**
	> Historically acquisitive			> Adjacent product verticals > Game / toy focus to children vs Frequency's handheld resources for young adults and adults > Some overlapping distribution channels > Potential cost synergies > Financial wherewithal

1 As of 6/25/09 close, converted to USD from HKD using current spot rate.
2 As of 6/25/09 close.

OPPENHEIMER PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009 24

Frequency Potential Buyer Profiles

Hewlett -Packard Company (Palo Alto, CA)

Business Description Relevant Segment Financial Info (US$ mm) Revenue by Segment

Provides a range of products, Personal Systems Group Mkt. Cap(1) 90,964.3 Personal Systems Group – 35.2%

technologies, software, solutions, and TEV(1) 96,728.3 Technologies Solutions – 37.3%

services worldwide. Major business Sales 117,786.0 Imaging and Printing – 24.5%

segments include: Enterprise Storage

and Servers which offers segment offers EBITDA 14,925.0

storage and server products, HP Acquisition Activity Rationale/Comments

Services which provides a portfolio of

multi vendor IT services, HP Software Historically acquisitive While they maintain a focus on “value add”

which provides enterprise IT calculators – this is their only handheld device management software, information Although Personal Systems Group accounts for management and business intelligence a significant portions of sales, the vast majority solutions, Personal Systems Group comes from personal computers and other segment offers a line of personal technology services and solutions computers, calculators and handheld Has the financial wherewithal electronics, Imaging and Printing Group

which provides consumer and

commercial printer hardware, and

supplies and HP Financial Services.

Hewlett-Packard was founded in 1939

IDT International (Hong Kong, China)

Business Description Relevant Segment Financial Info (US$ mm) Revenue by Segment

Designs, develops, manufactures, Electronic learning Mkt. Cap(2) 59.7 Electronic learning products –

markets, and sells of consumer products TEV(2) 68.0 36.6%

electronic products worldwide. LCD Telecommunications – 18.5%

consumer electronic products, Sales 254.8

EBITDA 15.2 LCD products – 44.7%

healthcare and sports products,

telecommunications products, digital Acquisition Activity Rationale/Comments media products and electronic learning

products. The company was founded in Few recent acquisitions Owns Oregon Scientific, a widely recognized

1977 brand of desktop weather displays

Electronic Learning Products is one of three

operating segments – license 3rd party

content for learning devices

Vertically integrated with in-house

manufacturing

Has the financial wherewithal

1	As of 6/25/09 close.

2 As of 6/25/09, converted to USD from HKD using current spot rate. PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Frequency Potential Buyer Profiles

LeapFrog Enterprises Inc. (Emeryville, CA)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Provides technology-based educational platforms worldwide. Products include: reading solutions and educational gaming products. It sells its products directly to national and regional mass-market and specialty retailers; and other retail stores and school-related distributors and resellers through a combination of sales representatives, as well as through online store and other Internet-based channels. The company was founded in 1995	> NA	> Mkt. Cap[1] > TEV[1] > Sales > EBITDA	141.7 56.4 430.7 -33.7	> NA
	Acquisition Activity		**Rationale/Comments**	
	> Not historically acquisitive		> Dedicated product line of learning centric handheld electronic devices focused on children > Stated desire to make a strategic acquisition - $80+mm in cash on Balance Sheet	

Lexibook Linguistic Electronic Systems SA (Courtaboeuf, France)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Distributes and produces electronic educational games, pocket electronic dictionaries, translators, diaries and calculators. The company purchases semi-finished products from Asian manufacturers and sells them under its own brand, Lexibook. Products are mainly sold to hypermarkets, but also to retailers, wholesalers and mail-order companies	> NA	> Mkt. Cap[2] > TEV[2] > Sales > EBITDA	13.5 45.0 58.8 8.7	> NA
	Acquisition Activity		**Rationale/Comments**	
	> NA		> Similar product verticals > Merger would provide significant distribution synergies between the US and Europe > Currently Lexibook is highly levered, but may have access to additional capital through existing investors	

1 As of 6/25/09 close.
2 As of 6/25/09, converted to USD from EUR using current spot rate.

OPPENHEIMER
PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009 26

Frequency Potential Buyer Profiles

Logitech International SA (Apples, Switzerland)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Designs, manufactures, and markets peripherals for personal computers and other digital platforms globally. The Company also provides wireless music solutions for home, remote controls for home entertainment systems, and PC-based video security systems for home or small business. Logitech International S.A. was founded in 1981	> All business segments focus on consumer electronic accessories	> Mkt. Cap[1] > TEV[1] > Sales > EBITDA	2,404.1 1,909.7 2,208.8 183.4	> NA
	Acquisition Activity		**Rationale/Comments**	
	> Historically acquisitive		> Focused solely on consumer electronic accessories > Top line synergies > Potential cost and distribution synergies > Financial wherewithal – significant amount of cash on balance sheet	

Mattel Inc. (El Segundo, CA)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Designs, manufactures, and markets various toy products worldwide. Products include fashion dolls and accessories, vehicles and playsets, and games and puzzles. It sells its products to retailers, including discount and free-standing toy stores, chain stores, department stores, and other retail outlets; wholesalers; and distribution centers. The company also markets its products directly, as well as through its Web site, and agents and distributors	> Fisher Price	> Mkt. Cap[1] > TEV[1] > Sales > EBITDA	5,772.4 6,267.5 5,784.3 764.9	> Mattel Girls & Boys – 24.3% > Fisher Price Brands – 21.9% > American Girl – 7.8% > International – 53.5%
	Acquisition Activity		**Rationale/Comments**	
	> Historically acquisitive		> Potential cost synergies with the handheld games manufactured under the Fisher Price brand name > Game / toy focus to children vs Frequency's handheld resources for young adults and adults > Potential cost and distribution synergies > Has the financial wherewithal	

[1] As of 6/25/09 close.

OPPENHEIMER

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

27

Frequency Potential Buyer Profiles

Nam Tai Electronics, Inc. (Shenzhen, China)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Provides electronics manufacturing and design services to the telecommunications and consumer electronic products original equipment manufacturers. The Company operates under the following business segments: Consumer Electronic and Communication Products which manufactures mobile phone accessories; Telecommunication Component Assembly which provides subassemblies and components; LCD Products segment manufactures LCD products for watches and medical instruments. The company was founded in 1975	> NA	> Mkt. Cap[1] > TEV[1] > Sales > EBITDA	199.4 24.4 577.9 36.4	> NA
	Acquisition Activity		**Rationale/Comments**	
	> Historically acquisitive		> Primarily focused on manufacturing, unlikely they would want to own a products company as they would not want to compete against their own customers > Nam-Tai's stated investment strategy – Invest strategically in key technology partners – "We have made and will continue to make strategic investments in targeted and existing customers and providers of critical component technologies. We believe that such investments foster new or enhance existing customer and supplier relationships."	

Nintendo Co. Ltd. (Kyoto, Japan)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Develops interactive entertainment products worldwide. It manufactures and markets hardware and software for its home video game systems, including Nintendo GameCube and the Game Boy series. The company's entertainment products include 'Nintendo DS', a handheld gaming device with a touch screen and microphone port that enables intuitive game play; 'Nintendo Wi-Fi Connection', a wireless Internet service for the 'Nintendo DS'. Nintendo was founded in 1889. It was formerly known as Marufuku Co., Ltd. and changed its name to Nintendo Playing Card Co., Ltd. in 1951; and to Nintendo Co., Ltd. in 1963	> NA	> Mkt. Cap[1] > TEV[1] > Sales > EBITDA	34,274.3 21,609.5 19,084.7 5,8550.2	> NA
	Acquisition Activity		**Rationale/Comments**	
	> Few recent acquisitions		> Primary focus on gaming (electronic handheld and internet)	

[1] As of 6/25/09 close.

OPPENHEIMER
PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009 28

Frequency Potential Buyer Profiles

Noah Education Holdings, Ltd. (Shenzhen, China)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Development, marketing, and distribution of interactive education content in the People's Republic of China. The company offers interactive, multimedia learning materials primarily to complement prescribed textbooks used in China's primary and secondary school curriculum covering subjects. It delivers its content primarily through handheld digital learning devices, into which its content is embedded or subsequently downloaded at approximately 8,500 points of sale, approximately 2,000 download centers, or through its Web site noahedu.com	> NA	> Mkt. Cap[2]	151.5	> NA
		> TEV[2]	28.3	
		> Sales	94.8	
		> EBITDA	9.1	

Acquisition Activity	Rationale/Comments
> Few recent acquisitions	> The Company derives a small portion of revenue from interactive electronic dictionaries, or e-dictionaries.

Palm, Inc. (Sunnyvale, CA)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Provides mobile products for individual users and business customers worldwide. Its mobile products include smartphones and handheld computers, which provide various business productivity tools, and personal and entertainment applications. The company, formerly known as palmOne, Inc., was founded in 1992 and is headquartered in Sunnyvale, California. Palm, Inc. (NasdaqNM:PALM) operates independently of 3Com Corporation, as of July 27, 2000	> NA	> Mkt. Cap[2]	1,932.5	> NA
		> TEV[2]	2,449.6	
		> Sales	945.3	
		> EBITDA	-190.2	

Acquisition Activity	Rationale/Comments
> Few recent acquisitions	> Palm is based solely around handheld devices > May be a bit far a field

1 As of 6/25/09 close.
2 As of 6/25/09 close.

OPPENHEIMER PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009 29

Frequency Potential Buyer Profiles

Pearson plc (London, United Kingdom)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Engages in education, business information, and consumer publishing businesses worldwide. The company operates in three groups: Pearson Education, Financial Times, and Penguin. The Pearson Education group provides educational materials, technologies, assessments, and related services to teachers and students. Financial Times group provides financial news, data, comments, and analysis in print and online formats. The Penguin group publishes approximately 4,000 fiction and non fiction books	> NA	> Mkt. Cap[1] > TEV[1] > Sales > EBITDA	8,113.3 11,248.1 7,945.8 1,843.1	> NA
	Acquisition Activity		**Rationale/Comments**	
	> Historically acquisitive		> Frequency may provide an additional medium to distribute its owned content > Has the financial wherewithal	

Royal Consumer Information Products (Somerset, NJ)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Supplies office products, accessories, and supplies for the consumer and small business markets. Its products include calculators, cash registers, desk necessities, digital picture frames, GPS and navigation systems, jump drives and connectables, olivetti supplies, organizers and PDAs, postal scales, royal supplies, shredders, time clocks, toner and ink, typewriters, weather stations, keychain thermometers, and ink jet cartridges	> NA	> Mkt. Cap > TEV > Sales > EBITDA	Private	> NA
	Acquisition Activity		**Rationale/Comments**	
	> NA		> Consumer electronic focus > Common distribution channels (office supply, big box) > Has the financial wherewithal – owned by Olivetti S.p.A. which is a subsidiary of Telecom Italia SpA	

[1] As of 6/25/09, converted to USD from yen using current spot rate.

OPPENHEIMER PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009 30

Frequency Potential Buyer Profiles

Scholastic Corporation (New York, NY)

Business Description Relevant Segment Financial Info (US$ mm) Revenue by Segment

Publishes and distributes children’s NA Mkt. Cap(1) 749.0 NA books and educational technology TEV(1) 1,085.8

products globally. Scholastic Sales 1,920.4

Corporation distributes its products and

services through various channels that EBITDA 211.7

consist of proprietary school-based book Acquisition Activity Rationale/Comments clubs, school-based book fairs, and

school-based and direct-to-home Historically acquisitive Frequency may provide an additional continuity programs, retail stores as well medium to distribute its owned content as through its Internet site Has the financial wherewithal

scholastic.com

Sega Sammy Holdings (Tokyo, Japan)

Business Description Relevant Segment Financial Info (US$ mm) Revenue by Segment

Develops, manufactures, and sells NA Mkt. Cap(2) 3,177.1 NA

pachislot and pachinko machines, game TEV(2) 2,700.9

machines used in amusement arcades, Sales 4,455.0

pachislot machines, pachislot and

pachinko peripherals, and toys. In EBITDA 406.4

addition, it engages in the maintenance Acquisition Activity Rationale/Comments service, transportation, and warehouse

businesses; import, manufacture, and Historically acquisitive Primary focus on gaming (electronic sale of amusement equipment; and real handheld and internet)

estate management and investment Historical acquisitions have been within advisory activities gaming technology and proprietary games

1	As of 6/25/09.
2	As of 6/25/09, converted to USD from yen using current spot rate.

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Frequency Potential Buyer Profiles

Seiko Holdings Corporation (Tokyo, Japan)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Engages in watch, precision products, optical products, and clock businesses globally. Its Watch segment produces watches. Precision Products segment offers high-precision small-size camera modules and cameras shutters, analog and digital semiconductors for use in portable devices, digital consumer electronics, and intelligent home appliances. Clock segment offers two wave-band radio controlled clocks, and wireless clock system for office buildings. Other segment sells a range of products. The company was founded in 1881	> Precision Products	> Mkt. Cap[1] > TEV[1] > Sales > EBITDA	316.3 1,650.7 1,806.4 20.3	> Watch – 51.9% > Precision Products – 15.8% > Optical – 14.8% > Clock – 6.3% > Other – 11.2%

Acquisition Activity	Rationale/Comments
> Few recent acquisitions	> Would seek guidance as to the appropriateness of Seiko as a potential buyer from Frequency management as they are the current distributor for Frequency product in the UK > Current financial position may prohibit any size of financial commitment

Sharp Corporation (Osaka, Japan)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Manufactures and sells electronic products worldwide. The company operates in two segments, Consumer/Information Products and Electronic Components. The Consumer/Information Products segment offers audio-visual and communication equipment, home appliances, and information equipment. The Electronic Components segment offers LSIs, including flash memories, combination memories, CCD/CMOS imagers, LSIs for LCDs, and microcomputers; TFT LCD modules, duty LCD modules, and system LCD modules; and solar cells among others. Sharp Corporation was founded in 1912	> Consumer/Information Products	> Mkt. Cap[1] > TEV[1] > Sales > EBITDA	11,514.3 16,484.9 29,553.9 2,482.4	Consumer/Information Products: > AV and Communications Equipment – 39.4% > Home Appliances – 6.2% > Information equipment – 10.9% Electric Components: > LSIs – 5.0% > LCDs – 30.5% > Other – 8.0%

Acquisition Activity	Rationale/Comments
> Few recent acquisitions	> Has significant presence in the handheld electronics market > Unlikely buyer > Has financial wherewithal for a transaction of this size, but is currently focused in-house

1 As of 6/25/09, converted to USD from yen using current spot rate.

OPPENHEIMER

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009 32

Frequency Potential Buyer Profiles

Sony Corporation (Tokyo, Japan)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Developments, designs, manufactures, and sells electronic equipment, instruments, and devices for consumer and industrial markets globally. The company's products include audio and video equipment, liquid crystal display televisions, personal computers, monitors, semiconductors, mobile phones, CDs, DVDs, and Blu-ray Discs, home-use game consoles and software, such as PlayStation. The company engages in motion picture, television, and home entertainment production, acquisition, and distribution; television broadcasting; digital content creation and distribution; entertainment products, services, and technologies development; and studio facilities operations	> Electronics	> Mkt. Cap[1] > TEV[1] > Sales > EBITDA	26,197.4 28,642.4 80,236.6 2,410.8	> Electronics – 65.6% > Game – 11.7% > Pictures – 11.6% > Financial Services – 7.5% > All Other – 3.5%

Acquisition Activity	Rationale/Comments
> Historically acquisitive	> Acquisitions traditionally focused on proprietary technology, access to patents/copyrights or ability to enter new markets > Unlikely buyer of Frequency > Has the financial wherewithal

Texas Instruments Inc. (Dallas, TX)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Engages in the design and sale of semiconductors to electronics designers and manufacturers worldwide. It operates in four segments: Analog, Embedded Processing, Wireless, and Other. The Other segment offers smaller semiconductor products, which include DLP products that are used to create high-definition images for business and home theater projectors, televisions, and movie projectors; reduced-instruction set computing microprocessors; and application-specific integrated circuits. This segment also provides handheld graphing and scientific calculators, as well as licenses technologies to other electronics companies	> Education Technology Division	> Mkt. Cap[2] > TEV[2] > Sales > EBITDA	27,188.2 24,762.2 11,315.0 3,047.0	> NA

Acquisition Activity	Rationale/Comments
> Historically acquisitive	> Education Technology Division that produces calculators and educational devices > Common distribution channels > Distributes globally > Offers test prep technology (SAT among others) > Has the financial wherewithal

1 As of 6/25/09, converted to USD from yen using current spot rate.
2 As of 6/25/09.

OPPENHEIMER PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009 33

Frequency Potential Buyer Profiles

Vtech Holdings Ltd. (Hong Kong, China)

Business Description	Relevant Segment	Financial Info (US$ mm)		Revenue by Segment
> Designs, manufactures, distributes, and sells consumer electronics and telecommunication products. The company offers electronic learning products, such as infant and toddler learning products, preschool learning products, grade school learning products, and television learning systems; telecommunication products, including corded and cordless telephones, and related accessories; and contract electronic manufacturing services, such as circuit design, PCB layout, mechanical design, board assembly, and system assembly services for switching mode power supplies, professional audio equipment, communications products, and home appliances. The company was founded in 1976	> Electronic Learning	> Mkt. Cap[1] > TEV[1] > Sales > EBITDA	1,681.3 1,389.2 1,596.4 242.6	> Electronic Learning – 39.7% > Telecommunications – 44.3% > Contract Manufacturing – 16.0%

Acquisition Activity	Rationale/Comments
> Few recent acquisitions	> Derives 40% of revenues from its Electronic Learning Products segment > This segment's product line is similar to LeapFrog > Vertically integrated with manufacturing facilities in China > Significant potential for cost synergies with Frequency > Has the financial wherewithal

1 As of 6/25/09, converted to USD from HKD using current spot rate.

OPPENHEIMER
PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009 34

B Overview of Current Market Conditions

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Overview of Current Market Conditions

The M&A landscape has been significantly impacted by depressed valuations and difficult credit conditions

The M&A Landscape Is Challenging 1

Deal volumes are down 48% since 2007.

Many transactions are marketed as a result of distressed or “forced” sellers

The first quarter of 2009 continued the trend of declining transaction volume

Announced Global Transaction Volume 1

Weakened credit markets have impacted financial sponsor activity in particular

Valuations are challenging for exits from existing portfolio companies

Lack of debt financing is an obstacle for new acquisitions despite lower prices

Strategic vs. Sponsor M&A Activity

Middle market M&A activity has declined substantially in 2009

2009 run rate deal volume based on Q1 2009 is down 45% from 2008 levels

Middle Market M&A Activity 1

Source: Dealogic.

1 Includes transactions of between $50 million—$500 million. The gold shaded portion of 2009 represents the implied run rate based on first quarter figures.

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Overview of Current Market Conditions

The credit crunch has limited capital for transactions while simultaneously placing significant pressure on highly leveraged companies

Credit Issues Continue To Hamper Deal Activity

Credit markets have been virtually frozen over the last 7 months since the collapse of Lehman Brothers

Limited non-investment grade loan issuance, mostly club deals at wide pricing and OID

The global credit crisis and weakening economy limits the opportunity for a near-term turnaround

The Fed has injected massive liquidity to bolster credit markets, which has resulted in LIBOR trending down to 1.1% from 4.8% (October 10)

Market fundamentals are still an issue with default rates on the rise and market liquidity still limited by lack of CLO issuance, cautious institutional buyers and risk averse banks

As a result, financing for potential acquirors remains limited and expensive

Limited demand for weaker -rated and leveraged credits

Indicative spreads for B-rated (L+650 area) and BB-rated (L+500 area), excluding OID and Libor floor

Investors are requiring OID and a Libor floor to protect against a weak secondary market

New Leveraged Loan Syndications

$600B $535 $480

149 $400B 159 $295 $265

$185 $166 112 $139 $139 112 $139 $200B 387 321 139 74

81 183 69 $14 105 153

91 70

46 34 59 $0B 11 2000 2001 2002 2003 2004 2005 2006 2007 2008 YTD

2009

Institutional Pro Rata

Leveraged loan markets continue to be extremely challenging for all but the most creditworthy issuers

Annual New High Yield Issuance Volume

$200B $178 $170 $169 $146 $150B $116

$91 $100B $68 $67 $50 $50B $17

$0B

‘00 ‘01 ‘02 ‘03 ‘04 ‘05 ‘06 ‘07 ‘08 ‘09 YTD

High yield activity appears to be improving, but this market has primarily been accessed by seasoned issuers

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

C Frequency Overview

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Frequency Overview

Indexed Stock Price Performance

1	Year as of 06/26/09

180 160 140 120 100 80 60 40 20

0 6/07

11/07 4/08 9/08 2/09 6/09 Russell Small Cap Index Frequency Selected Companies

Last 2 Years Last 1 Year YTD 06/26/09

Russell Small Cap Index (40.8%) (34.8%) 1.2%

Frequency (10.0%) 5.4% 142.7%

Selected Companies (1) (46.4%) (26.4%) 16.5%

Source: FactSet.

1 Selected companies include Groupe Sense, IDT, LeapFrog, Lexibook, VTech, Audiovox, Cobra Electronics, Lojack, Rockford, and Uniden.

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Frequency Overview

Annotated Stock Price and Volume History

LTM Daily Price / Volume Graph

200 B $2.00 E

150 C

A

(USD) $1.50 D

100 (Thousands) Price $1.00

50 Volume $0.50 0 07/01/2008 09/01/2008 11/03/2008 01/01/2009 03/02/2009 05/01/2009 Volume Frequency

Recent News

A 08/07/2008 Word translation system released by Proximity Technology for C Technologies

Frequency launches English as a Foreign Language (EFL) spelling competition in

B 09/22/2008

China

C 11/11/2008 Frequency reports Second Quarter results

D 02/05/2009 Frequency reports profitable Third Quarter results

Saunders submitted an unsolicited non binding proposal to acquire the Company in

E 05/20/2009

an all cash acquisition of $2.35 per share

Source: FactSet.

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Frequency Overview

Price Volume Histogram

1 Year


35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
$0.60 - 0.84
$0.85 - 0.93
$0.93 - 1.40
$1.40 - 1.81
$1.82 - 2.18

6 Month


40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
$0.69 - 0.82
$0.82 - 0.87
$0.87 - 0.91
$0.91 - 1.03
$1.03 - 2.18

3 Month


70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
$0.71 - 0.81
$0.81 - 0.85
$0.85 - 0.96
$0.98 - 1.08
$2.11 - 2.18

1 Month


35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
$0.60 - 0.85
$0.85 - 0.96
$0.98 - 1.47
$1.48 - 1.90
$1.90 - 2.18

Source: FactSet.

OPPENHEIMER
PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009
41

Frequency Overview

Frequency Historical and Projected Financial Summary

($ in millions)

Revenue

$70.0 30.0% $62.2 $60.6 $57.5 $59.8 $60.0 20.0% $52.2 $46.8 $47.7 $50.0 16.0% 10.0% 9.4% 10.3% $40.0 1.9% 4.0% 4.0% 0.0% $30.0 $20.0 (10.0%) (20.0%) $10.0

$0.0 (22.8%) (30.0%) 2008 2009 2010 2011 2012 2013 2014

Sales Growth %

Gross Profit

$35.0 55.0% $31.9 $31.1 $29.9 54.0% $28.8 $30.0 $26.2 53.0% $24.2 $25.0 52.7% $22.8 52.0% 51.0% $20.0 50.8% 50.0% $15.0 50.1% 50.1% 50.0% 50.0% 49.0% $10.0 48.8% 48.0% 47.0% $5.0 46.0% $0.0 45.0% 2008 2009 2010 2011 2012 2013 2014

Gross Profit Gross Margin %

EBITDA 1

$12.0 40.0% $10.0 35.0% $10.0 $9.3 $8.7 30.0% $8.0 25.0% $6.3 20.0% $5.6 $6.0 15.0% $3.6 15.6% 16.1% $4.0 15.0% 10.0% 10.3% 10.7% 5.0% $2.0 (1.5%) 7.5% 0.0% $0.0 (5.0%) ($2.0) ($0.7) (10.0%) 2008 2009 2010 2011 2012 2013 2014

EBITDA EBITDA Margin %

Source: Frequency management and public filings.

1	Excludes stock based compensation.

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Frequency Overview

Frequency Ownership Overview

Top Institutional Holders	Position [1]	Change [2]	% S/O
Dimensional Fund Advisors, Inc.	526,785	(16,179)	6.4%
American Capital Management, Inc.	500,000	0	6.0%
Burnham Asset Management Corp.	141,200	700	1.7%
Vanguard Group, Inc.	121,361	0	1.5%
New Jersey Division of Investment	105,000	0	1.3%
Northern Trust Investments	26,458	0	0.3%
Bank of New York Mellon Asset Management	19,862	0	0.2%
Barclays Global Investors NA	17,154	0	0.2%
The California Public Employees Retirement System	14,900	(500)	0.2%
Glenmede Investment Management LP	700	0	0.0%
UBS Global Asset Management	200	0	0.0%
Deutsche Bank Investment Management, Inc.	123	0	0.0%
UBS Securities LLC	0	(1,838)	0.0%
Other	0		0.0%
Total for all Institutions	**1,473,743**		**17.8%**

Largest Buyers	Position [1]	Change [2]	% S/O
Burnham Asset Management Corp.	141,200	700	1.7%
Vanguard Group, Inc.	121,361	0.0	1.5%
UBS Global Asset Management	200	0.0	0.0%
Deutsche Bank Investment Management, Inc.	123	0.0	0.0%
Northern Trust Investments	26,458	0.0	0.3%

Largest Sellers	Position [1]	Change [2]	% S/O
Dimensional Fund Advisors, Inc.	526,785	(16,179)	6.4%
UBS Securities LLC	0	(1,838)	0.0%
The California Public Employees Retirement System	14,900	(500)	0.2%
Bank of New York Mellon Asset Management	19,862	0	0.2%
Northern Trust Investments	26,458	0	0.3%

Insiders / Stake Holders	Position [1]	% S/O
Shining Sea Ltd.	1,684,638	20.4%
Lewis Marcy /FI/	945,350	11.4%
Simons James H	410,000	5.0%
Lipsky Barry J	49,322	0.6%
Morgan Howard Lee	34,000	0.4%
Turner William H	23,000	0.3%
Schabel Jerry R	14,813	0.2%
Meister James	13,000	0.2%
Levitt Arnold D	12,000	0.1%
Lodish Leonard M	10,000	0.1%
Cohen Edward H	5,086	0.1%
Total for all Insiders / Stake Holders	**3,203,209**	**38.7%**

Ownership Summary	Position [1]	% S/O
Institutions	1,473,743	17.8%
Insiders / Stake Holders	3,203,209	38.7%
Implied Retail Float	3,601,131	43.5%
Total for All Holder Types	**8,278,083**	**100.0%**

Institutional Shareholder Base Profile



8%
3%
9%
10%
70%
Investment Advisor
Broker/Inv Bank Asset Mgmt
Mutual Fund Manager
Pension Fund
Bank Management Division

[1] As of 3/31/09 per SEC filings.
[2] Represents change from previous quarter.

OPPENHEIMER
PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009 43

D Selected Transactions

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

Selected Transactions

Selected Transactions 1

($ in millions)

Date Firm Firm Value / LTM (1)

Announced Target Acquiror Value Revenue EBITDA EBIT

Consumer Electronics:

Aug-08 Ultimate Ears Developer and retailer of molded in-ear monitors and consumer earphones Logitech International SA $34.0 NA NA NA

Feb-08 New Age Electronics Provides logistics and remanufacturing services to consumer technology SYNNEX Corp $54.3 0.1x NA NA

Nov-07 Technuity Designs, manufactures and markets licensed consumer electronics producers and retailers Audiovox $20.5 0.7x NA NA

May-07 Famous Music LLC US based music publisher Sony/ATV Music Publishing LLC $400.0 NA NA NA

Jan-07 Digital Cyclone Inc. Provider of customized weather intelligence wireless devices Garmin Ltd $45.0 NA NA NA

Dec-06 Dynastream Innovations Manufacturer of electronic devices for the recreational running market Garmin Ltd $36.0 NA NA NA

Oct-06 Performance Products Limited UK based manufacturer of radar detectors Cobra Electronics $39.0 NA NA NA

Oct-06 Clarion Co. Ltd. Car and boat audio, video and navigation electronics maker Hitachi Ltd. $465.0 0.3x 8.1x 11.0x

Jul-06 Power Sentry Manufacturer of consumer electronics accessories (Power surge protectors) Philips Electronics NA NA NA NA

Jul-06 Polk Audio Designer and manufacturer of home and mobile audio equipment Directed Electronics $136.3 1.6x NA 9.5x

May-06 Fargo Electronics Electronic ID card systems HID Global Corp. $305.2 3.6x 21.0x 23.1x

May-06 Avent Holdings Baby care products (monitors, feeding, etc) Philips Electronics $863.0 4.1x NA 18.5x

Mar-06 Lexar Media Inc. Designer and marketer of memory cards for consumer electronics Micron Technology Inc. $763.1 0.9x NM NM

Jan-06 Lowrance Electronics Inc. Designs, manufactures and markets SONAR and GPS products Simrad AS $215.0 1.5x 12.5x 15.4x

Sep-05 SpinBrush (out of P&G) Electric toothbrush designer/manufacturer Church & Dwight $75.0 0.7x NA NA

Jun-05 Holmes Group Inc. Air purifiers, fans , heaters and humidifiers Jarden Corp. $625.0 0.9x 6.6x NA

Jun-05 Boston Acoustics Inc. High performance audio systems D&M Holdings $68.8 1.2x 10.2x 16.0x

Mean 1.4x 11.7x 15.6x

Median 0.9x 10.2x 15.7x

Other Consumer Products:

Nov-08 Disguise Manufacturer of Halloween costumes and accessories JAKKS Pacific $55.9 0.5x 4.3x NA

Jun-08 PTI Sports Manufacturer and distributor of bicycle parts and accessories Dorel Industries Inc. $28.0 0.4x 5.6x NA

Mar-08 Del Laboratories Branded consumer products such as Sally Hansen, La Cross (Nail Care) and Oreiel Church & Dwight $380.0 3.8x 13.6x NA

Feb-08 Cannondale Bicycle Corp. Designer, developer and manufacturer of high-end bicycles Dorel Industries Inc. $190.0 1.0x NA NA

Jan-08 Cranium Kids and adults educational game and toy company Hasbro Inc. $77.5 0.8x NA NA

Jun-07 Everlast Worldwide Designer, developer and manufacturer boxing and fitness related products Sports Direct International $167.6 3.1x 16.4x NA

Nov-06 Ariat Designer and manufacturer of equestrian footwear, apparel and accessories Brentwood Associates $226.5 0.9x 12.1x NA

Jul-06 WearEver Distributor of cookware, bake ware and other accessories Lifetime Brands Inc. $21.0 NA NA NA

Jan-06 Water Pik Technologies Personal health and oral care products and showerheads Carlyle Group $378.3 1.2x NA NA

Dec-05 EK Success Ltd. Scrap booking and creative consumer products company GTCR $200.0 1.3x 6.7x NA

Nov-05 Murry’s Inc. Provides auto parts and accessories CSK Auto Corp. $170.5 0.7x NA NA

Mean 1.4x 9.8x NA

Median 0.9x 9.4x NA

Other Consumer Related:

Jun-09 Tween Brands Dress Barn $948.5 0.4x 4.0x NM

Jun-09 J. Jill brand assets (2) Golden Gate $75.0 0.2x NA NA

Jul-08 Corporate Express Staples G 5,552.3 0.5x 9.6x 14.0x

Jun-08 Oakley Luxottica $2,043.6 2.7x 19.3x NA

Feb-08 Kellwood Inc. Sun Capital Securities $864.8 0.4x 6.8x 10.4x

Nov-07 Restoration Hardware Catterton Partners $366.5 0.5x NM NM

Jul-07 Orange Glo International Church & Dwight Co, Inc. $325.0 0.8x 16.3x NA

Apr-07 K2, Inc. Jarden Corp. $1,167.6 0.8x 9.5x NA

Apr-07 Pure Fishing Jarden Corp. $400.0 1.6x 10.0x NA

Apr-05 Electronics Boutique Holdings Corp. GameStop Corp. $1,165.0 0.6x 10.8x 14.7x

Apr-05 Brookstone OSIM International $407.0 0.8x 8.9x NA

Oct-04 Thule AB Candover $587.0 2.0x 9.9x NA

Dec-03 American Acheivement Fenway Partners $419.2 1.3x 7.7x NA

Sep-03 Euro-Pro Vacuum Cleaners Westin Presidio $260.0 1.2x 6.3x NA

Aug-03 Remington Products Rayovac Corp. $322.0 0.9x 6.9x 8.0x

Aug-03 Lehigh Consumer Products Jarden Corp. $155.0 1.2x 6.3x NA

Apr-03 Advanced Accessory Systems Castle Harlan Partners $260.0 0.8x 5.6x NA

Mar-03 Oreck Corp (Keystone) American Securities Capital $270.0 1.1x 6.5x 6.8x

Mean 1.0x 9.3x 12.2x

Median 0.8x 7.7x 10.4x

NA = Not Available; NM = Not Meaningful.

Source: MergerMarket, Capital IQ & theDeal. com.

1 Public information not available for all transactions. Where complete financial information is not available, figures are estimates from news sources.

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

E WACC Calculation

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

WACC Calculation

WACC Calculation

($ in millions, except per share data)

Assumptions

Risk Free Rate (1)	4.1%	Marginal Tax Rate	39.5%
Market Risk Premium (2)	7.1%	Cost of Target Debt	15.0%
Equity Size Premium (3)	9.7%		

Company	Levered Beta (4)	Mkt. Val. Equity	Book Val. Debt	Book Val. Preferred	BV Debt/ MV Equity	BV Pref. MV Equity	BV Debt/Pref. Market Cap	Unlevered Beta
VTECH HLDGS	0.98	$1,681.3	$0.0	$0.0	0.0%	0.0%	0.0%	0.98
UNIDEN CORP	1.04	193.3	0.0	0.0	0.0%	0.0%	0.0%	1.04
LEAPFROG ENTERPRISES INC	1.55	148.8	0.0	0.0	0.0%	0.0%	0.0%	1.55
AUDIOVOX CORP -CL A	1.64	145.2	0.0	0.0	0.0%	0.0%	0.0%	1.64
LOJACK CORP	1.20	71.0	23.3	0.0	32.8%	0.0%	24.7%	1.00
IDT INTERNATIONAL	0.90	61.0	47.4	0.0	77.6%	0.0%	43.7%	0.61
GROUP SENSE INTL	0.69	25.8	0.0	0.0	0.0%	0.0%	0.0%	0.69
COMARCO INC	0.49	13.3	0.0	0.0	0.0%	0.0%	0.0%	0.49
LEXIBOOK	0.13	14.0	0.0	0.0	0.0%	0.0%	0.0%	0.13
COBRA ELECTRONICS CORP	0.71	7.6	16.8	0.0	220.0%	0.0%	68.7%	0.31
ROCKFORD CORP	0.91	2.1	0.0	0.0	0.0%	0.0%	0.0%	0.91
Industry Average					30.0%	0.0%	12.5%	0.85

Cost of Equity Estimate (5)	
Unlevered Beta	0.85
Industry BV Debt/MV Equity	30.0%
Industry BV Preferred/MV Equity	0.0%
Levered Beta	1.00
Risk Free Rate	4.1%
Market Risk Premium	7.1%
Equity Size Premium	9.7%
Cost of Equity	**20.9%**

WACC Estimate (5)	
Industry BV Debt/MV Equity	30.0%
Industry BV Debt/Total Market Capitalization	12.5%
Industry MV Equity/Total Market Capitalization	87.5%
After-Tax Cost of Debt	9.1%
Cost of Equity	20.9%
WACC	**19.4%**

1 Based on average of 10-year and 30-year U.S. Treasury bond rate.
2 Source: Ibbotson Associates, SBBI 2008 Yearbook, Market Results for 1926-2007. Intermediate-horizon expected equity risk premium. Large company stock total returns minus intermediate-term government bond income returns.
3 Source: Ibbotson Associates, SBBI 2008 Yearbook, Market Results for 1926-2007. Equals 9.73% for market capitalization ranges of $1.9 - $211.6 million.
4 Source: Bloomberg. Bloomberg adjusted betas are calculated as follows: (0.67 * Raw Beta) + (0.33 * 1.0).
5 Assumes average industry capital structure is optimal capital structure.

OPPENHEIMER

PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009

47

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PRESENTATION TO THE SPECIAL COMMITTEE / JUNE 29, 2009